UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2009
TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30539	94-3175152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Great America Parkway, Ste. 405 Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 327-8000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On October 20, 2009, the United States Bankruptcy Court for the Northern District of California, San Jose Division (the “Court”) approved the disclosure statement to second amended chapter 11 plan of reorganization (the “Disclosure Statement”) submitted by the official committee of equity security holders of Tvia, Inc. (the “Committee”).
In connection with approval of the Disclosure Statement, the Bankruptcy Court has fixed October 28, 2009 as the record date (the “Record Date”) to determine which stockholders of Tvia, Inc. are eligible to vote to accept or reject the second amended chapter 11 plan of reorganization (the “Plan”) proposed by the Committee. The Record Date is important because (i) only stockholders who own shares as of the Record Date will have the right to vote on the Plan, and (ii) only stockholders who own 15,000 or more shares of common stock on the Record Date will have the right to elect to retain shares in the reorganized company if the Plan is confirmed by the Court. Stockholders who own less than 15,000 shares of common stock on the Record Date shall not be entitled to retain ownership in the reorganized company, and if the Plan is confirmed shall instead receive cash to be distributed through a proportionate beneficial interest in a liquidating trust or disbursement escrow. Consequently, stockholders who are interested in retaining an ownership interest in the reorganized company must make sure that they own 15,000 or more shares of common stock on the Record Date, and continue to own such common stock after the record date and comply with the other conditions of the Plan.
The Disclosure Statement, including the Plan and ballots for voting to accept or reject the Plan are expected to be mailed to stockholders on or before October 30, 2009. Ballots accepting or rejecting the Plan must be completed and returned so that they are received by the Committee’s counsel for tabulation no later than 5:00 p.m. (Pacific Time) on November 25, 2009. The confirmation hearing for the Plan is fixed for December 11, 2009 at 10:00 a.m. (Pacific Time). If the Court confirms the Plan, it will be binding on all stockholders and creditors regardless of whether the particular stockholder or creditor voted to accept the Plan.
The Plan, which is supported by the Committee and is subject to various conditions to effectiveness, generally provides for the payment of all valid claims of the company’s creditors in full with interest, and the establishment of a reserve account to provide for claims that are disputed but may ultimately be allowed. The Plan also provides for either the reorganization of the company (the “Reorganization Alternative”) or the liquidation of the company (the “Liquidation Alternative”). Each stockholder of record as of the record date, other than those that own less than 15,000 shares of common stock of the company as of the record date, may mark on its ballot whether it desires to receive either (i) a proportionate beneficial interest in the reorganized company or (ii) cash to be distributed through a proportionate beneficial interest in a liquidating trust or disbursement escrow. If the Plan is confirmed, the Reorganization Alternative will occur if the holders of at least 20% of all common stock as of the record date select the alternative set out in clause (i) of the preceding sentence. Otherwise, the Liquidation Alternative will occur if the Plan is confirmed and all stockholders will receive cash distributed through each stockholders proportionate beneficial interest in a liquidating trust or disbursement escrow. If the Plan is confirmed, Stockholders that own less than 15,000 shares of common stock of the company as of the record date will only be entitled to receive cash to be distributed through a proportionate beneficial interest in a liquidating trust or disbursement escrow, and will not be eligible to receive a proportionate beneficial interest in the reorganized company.
All stockholders are encouraged to read the Disclosure Statement and its exhibits, including the Plan, carefully and in their entirety. The foregoing summary of certain terms of the Plan is qualified in its entirety by reference to the Plan. No assurance can be given that the Plan will be confirmed by the Court or when or if it will become effective.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
2.1	Second Amended Chapter 11 Plan of Reorganization*
99.1	Disclosure Statement to Second Amended Chapter 11 Plan of Reorganization*

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.

Date: October 20, 2009	By:	/s/ YC (Yuchen) Zhu YC (Yuchen) Zhu, Chapter 11 Trustee

Exhibit Index

Exhibit
No.	Description
2.1	Second Amended Chapter 11 Plan of Reorganization*
99.1	Disclosure Statement to Second Amended Chapter 11 Plan of Reorganization*

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.